Exhibit 10.2

AMENDMENT NO. 1 TO
OMNIBUS AGREEMENT

This Amendment No. 1, dated as of February 28, 2012 (this "Amendment"), to that certain Omnibus Agreement, dated as of April 26, 2011 (the "Omnibus Agreement"), by and among the parties thereto, is hereby adopted, executed and agreed to by and among Tesoro Corporation ("Tesoro"), Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP, and Tesoro Logistics GP, LLC (each a "Party" and, collectively, the "Parties"). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Omnibus Agreement.

WHEREAS, the Parties desire to amend the Omnibus Agreement in the manner herein provided in order to reflect the original intent of the Parties with respect to the allocation of certain severance and change-of-control benefits; and

WHEREAS, Section 9.5 of the Omnibus Agreement provides that the Omnibus Agreement may be amended or modified from time to time only by written agreement of all the Parties.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1.Amendment to the Omnibus Agreement.

(a)The introductory portion of Section 4.1(c) of the Omnibus Agreement is hereby amended and restated in its entirety as follows:

"(c) The Partnership Group shall reimburse Tesoro for all other direct or allocated costs and expenses incurred by Tesoro and its Affiliates on behalf of the Partnership Group, including, but not limited to the following; provided, however, that the costs and expenses described in subsections (i) through (vi) below shall not apply with respect to employees of the General Partner, Tesoro or its Affiliates that are providing the services listed on Schedule IV:"

(b)Section 4.1(c)(ii) of the Omnibus Agreement is hereby amended and restated in its entirety as follows:

"(ii) except as otherwise provided in Section 4.1(c)(vi) below, the cost of employee benefits relating to employees of the General Partner, Tesoro or its Affiliates, including 401(k), pension, bonuses and health insurance benefits (but excluding Tesoro stock-based compensation expense), to the extent, but only to the extent, such employees perform services for the Partnership Group, provided that for employees that do not devote all of their business time to the Partnership Group, such expenses shall be based on the annual weighted average of time spent and number of employees devoting their services to the Partnership Group;"

(c)The following clause (vi) is hereby added to Section 4.1(c):

"(vi) any severance or similar amounts ("Severance Amounts") due to the President of the General Partner or the Vice President, Logistics of the General

Partner in the event of a Change of Control (or similar term, in each case as defined in the applicable management stability agreement) of Tesoro under the terms of their respective management stability agreements with Tesoro, provided that such reimbursement shall be based on the percentage of time spent by such employee on the business of the Partnership Group during the last completed payroll period immediately preceding the date of such Change of Control. Notwithstanding anything in this Agreement to the contrary, in no event will the Partnership Group reimburse Tesoro for, or otherwise in any way be responsible for, (A) any Severance Amounts due to any employee of the General Partner, Tesoro or its Affiliates (other than the President of the General Partner or the Vice President, Operations of the General Partner) in the event of a Change of Control (or similar term, in each case as defined in the applicable Employment Agreement) of Tesoro, or (B) any Tesoro stock-based compensation expense related to accelerated vesting of Tesoro equity awards. For the purposes of this Section 4.1(c)(vi), the term "Employment Agreement" shall include any employment agreement, management stability agreement or similar agreement between Tesoro and any employee of the General Partner, Tesoro or its Affiliates."

SECTION 2.Effective Date. Notwithstanding anything in this Amendment to the contrary, this Amendment is effective for all purposes as of the Closing Date.

SECTION 3.Effect of Amendment. Except as amended hereby, the Omnibus Agreement shall remain in full force and effect as previously executed.

SECTION 4.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Amendment to the laws of another state.

SECTION 5.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or in portable document format (.pdf) shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.
TESORO CORPORATION

By:    /s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

TESORO REFINING AND MARKETING COMPANY

By:    /s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President and Secretary

TESORO COMPANIES, INC.

By:    /s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

TESORO ALASKA COMPANY

By:    /s/ CHARLES S. PARRISH
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 1 to Omnibus Agreement]

TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC,
its general partner

By:    /s/ PHILLIP M. ANDERSON
Phillip M. Anderson
President

TESORO LOGISTICS GP, LLC

By:    /s/ PHILLIP M. ANDERSON
Phillip M. Anderson
President

[Signature Page to Amendment No. 1 to Omnibus Agreement]